UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 5, 2007

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31255	59-2857021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL	34134
(Address of Principal Executive Offices)	(Zip Code)

239-947-2600

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 5, 2007, WCI Communities, Inc. (the “Company”), certain subsidiaries of the Company, the lenders party thereto (the “Lenders”), along with Bank of America and Wachovia, as agents for the Lenders (the “Credit Agreement Administrative Agents”) in the Company’s Senior Unsecured Revolving Credit Agreement (the “Revolving Credit Agreement”), entered into an Amendment to the Revolving Credit Agreement (the “Amended Credit Agreement”) which amended the Revolving Credit Agreement among the Company, the Lenders and the Credit Agreement Administrative Agents dated as of June 13, 2006. The terms of the Amended Credit Agreement include a reduction in the facility size from $930,000,000 to $850,000,000 followed by a further reduction to $800,000,000 on October 1, 2007, consistent with the Company’s de-leveraging strategy as previously disclosed.

Simultaneously, the Company, certain subsidiaries of the Company, the lenders party thereto (also the “Lenders”), along with Key Bank, N.A., as agents for the Lenders (the “Term Loan Administrative Agent” and collectively with the Credit Agreement Administrative Agents, the “Administrative Agents”) in the Company’s Senior Unsecured Term Loan, (the “Term Loan Agreement”), entered into an Amendment to the Term Loan Credit Agreement, (the “Amended Term Loan Agreement”) which amended the Term Loan Agreement among the Company, the Lenders and the Term Loan Administrative Agents dated as of December 23, 2005, as amended on June 30, 2006.

Modifications to certain covenants and provisions contained in the Amended Credit Agreement and the Amended Term Loan Agreement include the following:

•

EBITDA to Fixed Charges: For 2007, minimum of 1.50x coverage is required, however, the minimum ratio may drop below 1.50x but above 1.25x in any two quarters for an additional 25 b.p. in pricing. For 2008, the minimum is being lowered to 1.75x coverage however, the minimum ratio may drop below 1.75x but above 1.50x in any one quarter for an additional 15 b.p. in pricing. Thereafter, the minimum coverage ratio will be 2.00x.

•

Limitation on Housing Inventory: Maximum permitted inventory is increased from ≤35% of trailing twelve months homebuilding closings to ≤50% through 1Q 2008, unless Modification Period terminated sooner by the Company.

•	Leverage Ratio: Lowered to 1.95x.

•

Permitted Distributions: Prohibition against Distributions and Stock Repurchases during Modification Period (except for share repurchases required under the current 5 million share forward capped call purchase agreement).

•	Limitations on Indebtedness: The Company may prepay the 4% Contingent Convertible Notes at any time (whether Notes are put to Borrower or Borrower elects to call the Notes).

Additionally, the Amended Credit Agreement and Amended Term Loan Agreement provide for a springing lien whereby the Company would be required to perfect a security agreement which can be triggered if the Company fails to meet certain minimum liquidity requirements and fails to comply with all of the covenant requirements of the Amended Credit Agreement and the Amended Term Loan Agreement.

Some of the Lenders and certain of their affiliates, under the Amended Credit Agreement and Amended Term Loan Agreement perform various financial advisory, investment banking and commercial banking services for the Borrower, for which they receive usual and customary fees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

By:	/s/ James D. Cullen
Name:	James D. Cullen
Title:	Vice President

Date: April 12, 2007